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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 3, 2001

                           ACCLAIM ENTERTAINMENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       0-16986                   38-2698904
         --------                       -------                   ----------
(State or other jurisdiction      (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)

            One Acclaim Plaza
           GLen Cove, New York                              11542-2709
           -------------------                              ----------
(Address of Principal Executive Offices)                    (Zip Code)

       Registrant's telephone number, including area code: (516) 656-5000



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ITEM 5.  OTHER EVENTS

This filing is being made to include the following agreements of Acclaim Entertainment, Inc. (the "Company") as exhibits filed pursuant to Regulation S-K
Item 601, promulgated under the Securities Act of 1933:

         Licensed Publisher Agreement dated as of the 1st day of April, 2000, by and between Sony Computer Entertainment America Inc. and the Company.

         License Publisher Agreement dated as of the 14th day of November, 2000, by and between Sony Computer Entertainment Europe Limited and Acclaim Entertainment (Europe) Limited.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 10.1* Licensed Publisher Agreement dated as of the 1st day of April, 2000, by and between Sony Computer Entertainment America Inc. and Acclaim Entertainment, Inc.

Exhibit 10.2* License Publisher Agreement dated as of the 14th day of November, 2000, by and between Sony Computer Entertainment Europe Limited and Acclaim Entertainment (Europe) Limited.

-------

* Confidential treatment has been requested for certain portions of this agreement.




                                Page 2 of 4 pages

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ACCLAIM ENTERTAINMENT, INC.

                                             By:  /s/
                                                ------------------------------
                                             Name:  Gerard F. Agoglia
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

Date:    August 8, 2001




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                                 Exhibit Index

Exhibit No.              Description
-----------              -----------

  10.1 * Licensed Publisher Agreement dated as of the 1st day of April, 2000, by and between Sony Computer Entertainment America Inc. and Acclaim Entertainment, Inc.


  10.2 * License Publisher Agreement dated as of the 14th day of November, 2000, by and between Sony Computer Entertainment Europe Limited and Acclaim Entertainment (Europe) Limited.


   * Confidential treatment has been requested for certain portions of this agreement.




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